EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this "Agreement"), dated effective as of May 1, 2015 (the "Effective Date"), between MultiMedia Platforms, a corporation, (the "Company"), and Peter Jackson (the "Executive").

WHEREAS the company desires to employ the Executive as President & Executive Publisher of the Company;

WHEREAS, the Company and Executive desire to enter into an Agreement as to the terms of his employment by the Company;

NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. **POSITION AND DUTIES:** The Executive will hold the position and title of President and Executive Publisher of the Company for the term of employment defined below in item 2. He will report to the CEO and sit as a Member of the Board of Directors. His responsibilities, at large, are the growth, leadership and management of the Company and are commensurate with those responsibilities for a similar position in a similar-sized company, including the discretion to hire and fire employees.

2. **TERM OF EMPLOYMENT:** The term of employment shall be three years from the Effective Date. In the event the Employee is dismissed by the company, the sum of six months' compensation will accompany such termination. The Employee may voluntarily resign giving three months' written notice to the CEO.

3. **COMPENSATION**: The Company agrees to pay the Executive a base salary at an annual rate of One Hundred Twenty-Five Thousand Dollars ($125,000.00), payable in accordance with the Company's standard payroll practices, but no less frequently than monthly. Executive's compensation will be fixed for the Employment Term and may be increased, but not decreased, at the discretion of the CEO and/or Board of Directors. Additionally, the Company will award Executive with 250,000 of the Company's common stock, with the issuance of certificates to that effect. The shares will be provided as part of the Executive's total compensation package.

4. **BONUSES:** Starting one year from the Effective Date, Executive will earn an incentive bonus for Year Over Year (YOY) total advertising revenue growth on a quarterly basis. This performance-based bonus will apply only if the total advertising revenue for a specific quarter (say, Q3 in 2016) exceeds the same revenue for the corresponding quarter the year before (in this case, Q3 in 2015). He will earn 1% of the difference in growth. (For example and clarity, if the quarter's revenue grew from $500,000 to $700,000, he will earn a bonus of 1% (one per cent) of the $200,000, which is a total of $2,000.)

5. **BENEFITS:** The Executive will be allowed a total of three weeks' paid vacation annually beginning six months after Effective Date. He will also receive an allowance of Ninety-nine Dollars ($99) for a cell phone which will be used predominantly for business purposes. If the Company does not provide the Executive with a group health insurance plan, it will reimburse

him with an allowance of Two Hundred Dollars ($200) monthly, payable one month in arrears, for the expense of his own health insurance premium.

6. **REIMBURSEMENT OF EXPENSES:** The position of the Executive requires business travel. The Company agrees to reimburse the Executive for business travel expenses related to hotel accommodations, transportation, meals and business meetings upon his submission of a Monthly Expense Report accompanied by proof of those expenses in excess of Ten Dollars ($10).

7. **INDEMNIFICATION:** The Company agrees in indemnify Executive and hold him harmless to the fullest extent permitted by law and under the bylaws of the Company against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney's fees) losses and damages resulting from Executive's good faith performance of his duties and obligations with the Company.

8. **SEVERABILITY:** The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any one provision shall not affect the validity and enforceability of the other provisions hereof.

9. **GOVERNING LAW AND VENUE:** The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida without regard to its conflicts of law principles. Each party to this Agreement consents to the jurisdiction over it of the courts in the State of Florida in the County of Broward and the United States Courts.

10. **MISCELLANEOUS**: No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the CEO or Board of Directors.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY

MULTIMEDIA PLATFORMS

By: [signature] ______________________

Name: BOBBY BLAIR ______________________

Title: Founder/Chief Executive Officer

EXECUTIVE

Peter A. Jackson

[signature] ______________________